UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549
FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 21, 2008

Integrated BioPharma, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-28876	22-2407475
(Commission File Number)	(IRS Employer Identification No.)
225 Long Avenue
Hillside, New Jersey	07205
(Address of Principal Executive Offices)	(Zip Code)

(973) 926-0816

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 21, 2008, Integrated BioPharma, Inc. (the “Company”) consummated a private placement of securities to two investors, Imperium Master Fund, Ltd. (“Imperium”) and CD Financial, LLC (“CD Financial”) pursuant to two Securities Purchase Agreements. CD Financial is an affiliate of Carl DeSantis, a director of the Company. The transactions will result in gross proceeds of approximately $17,500,000 to the Company.  The private placement involves the sale of (i) 6,000 shares of newly designated Series C Convertible Preferred Stock (the “Series C Preferred”) with a stated value of $1,000 per share, (ii) $4,500,000 in principal amount of 9.5% Convertible Promissory Notes (the “Convertible Notes”), and (iii) $7,000,000 in principal amount of 8.0% Promissory Notes (the “Notes” and, together with the Series C Preferred and the Convertible Notes, the “Securities”). The Notes and the Convertible Notes will be secured by a pledge of substantially all of the Company's assets. The Company expects to use approximately $16,400,000 of the proceeds of the private placement to retire in full its credit facilities with Amalgamated Bank and expects to use the remaining balance of approximately $1,100,000 for general working capital purposes, along with the release of the restricted cash from Amalgamated Bank, providing the Company with working capital of approximately $3,100,000.

The Certificate of Designation of the Series C Preferred states, among other things, that the shares of the Preferred Stock are convertible any time at the option of the holder into shares of the Company’s common stock based on a conversion price set forth in the Certificate of Designation, subject to adjustment in the event of a stock dividend, stock split or combination, reclassification or similar event, and upon certain below-market issuances of the Company’s common stock. The Series C Preferred may be redeemed under certain circumstances stated in the Certificate of Designations.

The Company has agreed, pursuant to the terms of Registration Rights Agreements with the investors, to (i) file a shelf registration statement, with respect to the resale of the shares of the Company’s common stock underlying the Securities, with the SEC within 30 days after the closing of the private placement; (ii) have the shelf registration statement declared effective by the SEC no later than 90 days after the closing date, and (iii) keep the shelf registration statement effective until all remittable securities may be sold under Rule 144(k) under the Securities Act of 1933. If the Company is unable to comply with any of the above covenants, it will be required to pay liquidated damages to the investors based on a formula set forth in the Registration Rights Agreements.

The Company has also entered into a Security Agreement and Subsidiary Guarantee with each investor, setting forth the nature of the collateral underlying the secured Notes. Imperium and CD Financial have entered into an Intercreditor Agreement to establish the order of each entities priority.

The Securities, and the shares of common stock underlying the Securities, have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and were issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act and Regulation D promulgated hereunder. These securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.

The foregoing description of the Securities Purchase Agreements, the Registration Rights Agreements, the Certificate of Designation, the Security Agreements, the Subsidiary Guarantees, the Intercreditor Agreement, the Notes and the Promissory Notes, is qualified in its entirety by reference to the full text of such instruments and agreements, a copy of each of which is attached hereto as exhibits, and each of which is incorporated herein in its entirety by reference.

ITEM 9.01.
Exhibit No.	Description
3.1	Certificate of Designation for Series C Convertible Preferred Stock.
10.1	Securities Purchase Agreement, dated as of February 21, 2008, by and between Integrated Biopharma, Inc. and Imperium Master Fund, Ltd.
10.2	Registration Rights Agreement, dated as of February 21, 2008, by and between Integrated Biopharma, Inc. and Imperium Master Fund, Ltd.
10.3	8% Senior Secured Note, dated February 21, 2008.
10.4	Security Agreement, dated as of February 21, 2008, by and among Integrated Biopharma, Inc., certain subsidiaries of Integrated BioPharma, Imperium Advisors, LLC and Imperium Master Fund, Ltd.
10.5	Subsidiary Guarantee, dated as of February 21, 2008, by and among Integrated Biopharma, Inc., certain subsidiaries of Integrated BioPharma and Imperium Advisors, LLC.
10.6	Intercreditor Agreement, dated as of February 21, 2008, by and between Imperium Master Fund, Ltd. and CD Financial, LLC.
10.7	Securities Purchase Agreement, dated as of February 21, 2008, by and between Integrated Biopharma, Inc. and CD Financial, LLC
10.8	Registration Rights Agreement, dated as of February 21, 2008, by and between Integrated Biopharma, Inc. and CD Financial, LLC
10.9	9.5% Convertible Senior Secured Note, dated February 21, 2008.
10.10	Security Agreement, dated as of February 21, 2008, by and among Integrated Biopharma, Inc., certain subsidiaries of Integrated BioPharma and CD Financial, LLC.
10.11	Subsidiary Guarantee, dated as of February 21, 2008, by and among Integrated Biopharma, Inc., certain subsidiaries of Integrated BioPharma and CD Financial, LLC.
99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

INTEGRATED BIOPHARMA, INC.

Date: February 22, 2008	By:/s/ Dina Masi
Dina Masi
Chief Financial Officer